EXHIBIT 99.2

American River Bankshares Announces its 2021 Annual Meeting Results

SACRAMENTO, Calif., May 24, 2021 (GLOBE NEWSWIRE) -- The Board of Directors of American River Bankshares (NASDAQ – GS: AMRB), announced the election of all nine Director nominees at its Annual Meeting held Thursday, May 20, 2021 in Rancho Cordova, California.

Shareholders elected Nicolas C. Anderson, Kimberly A. Box, Charles D. Fite, Jeffery Owensby, Julie A. Raney, William A. Robotham, David E. Ritchie, Jr., and Philip A. Wright, as Directors, each of whose current term expired at the 2021 Annual Meeting and their new term will expire in 2022.

The shareholders also approved the advisory vote concerning named executive officer compensation and the frequency of future votes for executive officer compensation. In addition, the selection of Crowe LLP as independent registered public accountants for American River Bankshares was ratified by a majority of votes cast.

In his annual address to shareholders, David E. Ritchie, Jr., President and CEO of American River Bankshares, reviewed the Company’s performance in 2020 and answered questions. “American River Bank had a successful year in 2020 despite the many challenges we experienced related to COVID-19,” said Ritchie. “We kept our team members safe and healthy, met the needs of our clients, and delivered for our shareholders.”

To view the American River Bankshares 2021 Annual Report and Proxy Statement, visit www.envisionreports.com/AMRB.

About American River Bankshares
American River Bankshares [NASDAQ-GS: AMRB] is the parent company of American River Bank, a regional bank serving Northern California since 1983. We provide financial expertise and exceptional service to complement a full suite of banking products and services to meet the needs of the communities we serve. For more information, call (800) 544-0545 or visit our website at AmericanRiverBank.com.

Forward-Looking Statements
Certain statements contained herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Actual results may differ materially from the results in these forward-looking statements. Factors that might cause such a difference include, among other matters, changes in interest rates, economic conditions, governmental regulation and legislation, credit quality, and competition affecting the Company’s businesses generally; the risk of natural disasters and future catastrophic events including terrorist related incidents; and other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and in subsequent reports filed on Form 10-Q and Form 8-K. The Company does not undertake any obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or otherwise, except as required by law.

Investor Contact:
Mitchell A. Derenzo
Executive Vice President & Chief Financial Officer
American River Bankshares
916-231-6723

Media Contact:
Jennifer Held
Vice President, Marketing Director
American River Bankshares
916-231-6717